Exhibit 10.2

EXECUTION VERSION

Second Supplemental Indenture

This Second Supplemental Indenture, expected to be dated on or about June 30, 2023 (the “Second Supplemental Indenture”) to the Indenture dated as of June 26, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Indenture”) between Carlyle Direct Lending CLO 2015-1R LLC, a Delaware limited liability company (f/k/a Carlyle GMS Finance MM CLO 2015-1 LLC, the “Issuer”) and State Street Bank and Trust Company, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

WITNESSETH:

WHEREAS, pursuant to Section 8.1(c) of the Indenture, the Trustee and the Issuer may execute one or more indentures supplemental to the Indenture without obtaining the consent of any Holders and without being required to determine whether or not any Class of Securities would be materially and adversely affected thereby if the proposed Alternative Reference Rate is the Market Replacement Reference Rate;

WHEREAS, the conditions set forth for an amendment to the Indenture pursuant to Article VIII of the Indenture have been satisfied;

WHEREAS, notice and a copy substantially in the form of this Supplemental Indenture has been delivered to the Servicer, the Collateral Administrator, the Rating Agencies, the Noteholders and the Fiscal Agent at least 10 Business Days prior to the execution of this Supplemental Indenture in accordance with the provisions of Section 8.3 of the Indenture;
WHEREAS, the Issuer wishes to amend the Indenture as set forth below;
NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties agree as follows:
1.    Amendments.

(a)    As of the date hereof, the Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double- underlined text) as set forth on the pages of the Indenture attached as Appendix A hereto. For the avoidance of doubt, the Rated Notes will continue to accrue interest using LIBOR as the Reference Rate for the remainder of the current Interest Accrual Period and the conforming changes will be effective at the commencement of the next succeeding Interest Accrual Period following the date hereof.

2.    Transaction Documents.

By their execution or consent hereto, each party hereto agrees that any references to “LIBOR” or equivalent terms in the Transaction Documents are hereby amended and replaced with the “Reference Rate”, as applicable.

3.    Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.    Execution in Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Second Supplemental Indenture by electronic means (including email or telecopy) will be effective as delivery of a manually executed counterpart of this Second Supplemental Indenture.

5.    Concerning the Trustee.

The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder). In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

6.    No Other Changes.

Except as provided herein, the Indenture shall remain unchanged and in full force and effect and each reference to the Indenture and words of similar import in the Indenture, as amended hereby, shall be a reference to the Indenture as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

7.    Execution, Delivery and Validity.

The Issuer represents and warrants to the Trustee that this Second Supplemental Indenture has been duly and validly executed and delivered by the Issuer and constitutes its legal, valid and binding obligation, enforceable against the Issuer in accordance with its terms.

8.    Binding Effect.

This Second Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.    Amended and Restated Indenture.

This Second Supplemental Indenture may be incorporated into an amended and restated Indenture.

10.    Limited Recourse.

The obligations of the Issuer hereunder are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Priority of Payments.

11.    Non-Petition.

Each party and each Holder of the First Refinancing Replacement Notes agrees not to, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Securities, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceedings, or other similar proceedings under U.S. federal or state bankruptcy or similar laws.

12.    Direction to Trustee.

The Issuer hereby directs the Trustee to execute this Second Supplemental Indenture and acknowledges and agrees that the Trustee will be fully protected in relying upon the foregoing direction.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
CARLYLE DIRECT LENDING CLO 2015-1R LLC, as
Issuer

By:	/s/ Tom Hennigan
Name: Tom Hennigan
Title: Managing Director

STATE STREET BANK AND TRUST COMPANY, as
Trustee

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
CARLYLE DIRECT LENDING CLO 2015-1R LLC, as
Issuer
Executed as a Deed

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as
Trustee

By:	/s/ Brian Peterson
Name: Brian Peterson
Title: Vice President

APPENDIX A

or expenses of any third party unless the Collateral Manager shall have first paid the fees or expenses that are the subject of such reimbursement.

“Affected Class”: Any Class of Rated Notes that, as a result of the occurrence of a Tax Event described in the definition of Tax Redemption, has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

“Affiliate”: With respect to a Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, Officer, employee or general partner (i) of such Person, (ii) of any subsidiary or parent company of such Person or (iii) of any Person described in clause (a) of this sentence. For the purposes of this definition, “control” of a Person means the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For purposes of this definition, no entity to which the Collateral Manager provides collateral management or advisory services shall be deemed an Affiliate of the Collateral Manager solely because the Collateral Manager acts in such capacity, unless either of the foregoing clauses (a) or (b) is satisfied as between such entity and the Collateral Manager. For the avoidance of doubt, an obligor will not be considered an Affiliate of any other obligor (A) solely due to the fact that each such obligor is under the control of the same financial sponsor or (B) if they have distinct corporate family ratings and/or distinct issuer credit ratings.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Coupon”: As of any Measurement Date, the sum of (A) the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (other than Purchased Discount Obligations), (a) the stated coupon on such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and, in the case of any security that in accordance with its terms is making payments due thereon “in kind” in lieu of Cash, any interest to the extent not paid in Cash) expressed as a percentage; and (b) the Principal Balance (including for this purpose any capitalized interest) of such Collateral Obligation plus (B) the Discount-Adjusted Coupon.

“Aggregate Excess Funded Spread”: As of any Measurement Date, the amount obtained by multiplying: (a) the amount equal to the ~~Reference Rate~~Term SOFR Rate-based rate applicable to the Rated Notes during the Interest Accrual Period in which such Measurement Date occurs; by (b) the amount (not less than zero) equal to (i) the Aggregate Principal Balance (including for this purpose any capitalized interest) of the Collateral Obligations as of such Measurement Date minus (ii) the Reinvestment Target Par Balance.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of

(a)    in the case of each Floating Rate Obligation (other than Purchased Discount Obligations) that bears interest at a spread over ~~a London interbank offered rate based index~~an index based on the Term SOFR Reference Rate, (i) the stated interest rate spread (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation and, in the case of any security that in accordance with its terms is making payments due thereon “in kind” in lieu of Cash, any interest to the extent not paid in Cash) on such Collateral Obligation above such index multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of such Collateral Obligation; and

(b)    in the case of each Floating Rate Obligation (other than Purchased Discount Obligations) that bears interest at a spread over an index other than ~~a London interbank offered rate based index~~an index based on the Term SOFR Reference Rate, (i) the excess of the sum of such spread and such index (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation and, in the case of any security that in accordance with its terms is making payments due thereon “in kind” in lieu of Cash, any interest to the extent not paid in Cash) over the ~~Reference~~Term SOFR Rate as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of each such Collateral Obligation; and

(c)    the Discount-Adjusted Spread;

provided that for purposes of this definition, the interest rate spread will be deemed to be, with respect to any Floating Rate Obligation that has a ~~Reference~~Term SOFR Rate floor, the stated interest rate spread plus, if positive, (x) the ~~Reference~~Term SOFR Rate floor value minus (y) the ~~Reference~~Term SOFR Rate as in effect for the current Interest Accrual Period.
“Aggregate Outstanding Amount”: As of any date, with respect to any of the (i) Notes, the aggregate unpaid principal amount of such Notes Outstanding (including any Deferred Interest previously added to the principal amount of any Class of Rated Notes that remains unpaid) on such date and (ii) Preferred Interests, the amount represented by such Outstanding Preferred Interests, assuming an amount of $1.00 per Preferred Interest.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

(xv)    is not the subject of an Offer for a price less than its purchase price plus all accrued and unpaid interest;

(xvi)    unless such obligation is a Long-Dated Obligation, does not mature after the Stated Maturity of the Notes;

(xvii)    if a Floating Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or ~~LIBOR~~the Reference Rate or (b) a similar interbank offered rate or commercial deposit rate or (c) any other then-customary index;

(xviii)    is Registered;

(xix)    is not a Synthetic Security;

(xx)    does not pay interest less frequently than semi-annually;

(xxi)    does not include or support a letter of credit;

(xxii)    is not an interest in a grantor trust;

(xxiii)    is purchased at a price at least equal to 60.0% of its par amount;

(xxiv)    is issued by an obligor Domiciled in the United States, Canada, a Group I Country, a Group II Country, a Group III Country or a Tax Jurisdiction;

(xxv)    is not issued by a sovereign, or by a corporate issuer located in a country, which sovereign or country on the date on which the obligation is acquired by the Issuer imposed foreign exchange controls that effectively limit the availability or use of
U.S. Dollars to make when due the scheduled payments of principal thereof and interest thereon;

(xxvi)    is not a Bond, Senior Secured Bond, Senior Secured Floating Rate Note, Senior Unsecured Bond, Step-Down Obligation, Step-Up Obligation, commodity forward contract, Bridge Loan, letter of credit or Letter of Credit Reimbursement Obligation;

(xxvii)    is not issued by obligors Domiciled in Greece, Ireland, Italy, Portugal, Spain, Anguilla, Curacao, Indonesia, Jamaica, Kazakhstan, Marshall Islands, Trinidad and Tobago, Sint Maarten and Turkey;

(xxviii)    is an obligation of an obligor that had earnings before interest, taxes, depreciation and amortization (as defined in the Underlying Instrument for such obligation) of at least $5,000,000 during its most recent fiscal year; and

Amount and (z) the third-largest S&P Industry Classification may represent up to 15.0% of the Collateral Principal Amount;

(xv)    not more than 17.5% of the Collateral Principal Amount may consist of Broadly Syndicated Cov-Lite Loans;

(xvi)    not more than 2.5% of the Collateral Principal Amount may consist of Middle Market Cov-Lite Loans; and

(xvii)    not more than 50.0% of the Collateral Principal Amount may consist of debt obligations that are part of a credit facility with a facility size on the date of origination thereof greater than U.S.$500,000,000.

“Confidential Information”: The meaning specified in Section 14.15(b).

“Contribution Agreement”: The Contribution Agreement dated as of the Closing Date between the Issuer and the Originator, as amended from time to time.

“Controlling Class”: The Class A-1 Notes so long as any Class A-1 Notes are Outstanding; then the Class A-2 Notes so long as any Class A-2 Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; and then the Preferred Interests.

“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. “Control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

“Corporate Trust Office”: The designated corporate trust office of the Trustee, currently located at ~~1 Iron Street, Boston~~1776 Heritage Drive, Mail Stop: JAB0527, North Quincy, Massachusetts ~~02210~~02171, Attention: Structured Trust and Analytics, Email: StructuredTrustandAnalytics@StateStreet.com, or such other address as the Trustee may designate from time to time by notice to the Holders, the Collateral Manager, the Issuer and the Fiscal Agent, or the principal corporate trust office of any successor Trustee.

“Cov-Lite Loan”: A Senior Secured Loan whose Underlying Instrument (i) does not contain any financial covenants or (ii) does not require the borrower to comply with a Maintenance Covenant; provided that a Loan described in clause (i) or (ii) above which contains either a cross‐default provision to, or is pari passu with, another loan of the underlying obligor or cross-acceleration that requires the underlying obligor to comply with an Incurrence Covenant or a Maintenance Covenant will be deemed not to be a Cov‐Lite Loan. For the avoidance of doubt, a loan that is capable of being described in clause (i) or (ii) above only (x) until the expiration of a certain period of time after the initial issuance thereof or (y) for so long as there is no funded balance in respect thereof, in each case as set forth in the related Underlying Instruments, will be

Floating Rate Notes, if the 15th day of the relevant month is not a Business Day, then the Interest Accrual Period with respect to such Payment Date shall end on but exclude the Business Day on which payment is made and the succeeding Interest Accrual Period shall begin on and include such date.

“Interest Coverage Ratio”: For any designated Class or Classes of Rated Notes, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) under the Priority of Interest Proceeds; and

C = Interest due and payable on the Rated Notes of such Class or Classes and each Class of Rated Notes that rank senior to or pari passu with such Class or Classes (excluding Deferred Interest, but including any interest on Deferred Interest with respect to the Deferred Interest Notes) on such Payment Date.

“Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of Rated Notes as of any date of determination after the second Payment Date following the First Refinancing Date if (i) the Interest Coverage Ratio for such Class or Classes is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes is no longer Outstanding.

“Interest Determination Date”: With respect to (a) the first Interest Accrual Period, (x) for the period from the Closing Date to but excluding the First Interest Determination End Date, the second ~~London Banking~~U.S. Government Securities Business Day preceding the Closing Date, and (y) for the remainder of the first Interest Accrual Period, the second ~~London Banking~~U.S. Government Securities Business Day preceding the First Interest Determination End Date, and (b) each Interest Accrual Period thereafter, the second ~~London Banking~~U.S. Government Securities Business Day preceding the first day of such Interest Accrual Period.

“Interest Diversion Test”: A test that shall be satisfied on any Measurement Date after the first Payment Date following the First Refinancing Date on which the Class C Notes remain outstanding, if the Overcollateralization Ratio for the Class C Notes is at least equal to 117.4%.

“Interest Only Security”: Any obligation or security that does not provide in the related Underlying Instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related facility, (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the LC to the lender/participant and (iv)(a) the related Underlying Instruments require the Issuer to fully collateralize the Issuer’s obligations to the related LOC Agent Bank or obligate the Issuer to make a deposit into a trust in an aggregate amount equal to the related LC Commitment Amount, (b) the collateral posted by the Issuer is held by, or the Issuer’s deposit is made in, a depository institution meeting the requirement set forth in the definition of “Eligible Accounts” and (c) the collateral posted by the Issuer is invested in Eligible Investments.

~~“ LIBOR”: With respect to the Rated Notes for any Interest Accrual Period (or, for the fir st Interest Accrual Period, the relevant portion thereof), will equal (a) the rate appearing on the Reuters Screen for deposits with the Index Maturity; provided that LIBOR with respect to the Rated Notes for the fir st Interest Accrual Period will equal the linear interpolation between the rate appearing on the Reuters Screen for deposits with the next shorter term and the rate appearing on the Reuters Screen for deposits with the next longer term or (b) if such rate is unavailable at the time LIBOR is to be determined, LIBOR shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by four major banks in the London market selected by the Calculation Agent after consultation with the Collateral Manager (the “ Reference Banks”) at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period approximately equal to such Interest Accrual Period and an amount approximately equal to the amount of the Aggregate Outstanding Amount of the Rated Notes. The Calculation Agent will request the London office of each Reference Bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR shall be the arithmetic mean of such quotations (rounded upward to the next higher 1/100,000). If fewer than two quotations are provided as requested, LIBOR with respect to such period will be the arithmetic mean of the rates quoted by three major banks in New York, New York selected by the Calculation Agent after consultation with the Collateral Manager at approximately 11:00 a.m., New York time, on such Interest Determination Date for loans in U.S. Dollars to leading European banks for a term approximately equal to such Interest Accrual Period and an amount approximately equal to the amount of the Rated Notes. If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures described above, LIBOR will be LIBOR as determined on the previous Interest Determination Date. LIBOR, when used with respect to a Collateral Obligation, means the LIBOR rate determined in accordance with the terms of such Collateral Obligation.~~

“Limited Liability Company Agreement”: The limited liability company agreement of the Issuer, effective as of June 26, 2015, as amended from time to time.

“Listed Notes”: The Rated Notes specified as such in Section 2.3 for so long as such Class of Rated Notes is listed on the Irish Stock Exchange.

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

“Long-Dated Obligation”: Any Collateral Obligation received in connection with a workout or restructuring that has a stated maturity later than the Stated Maturity of the Rated Notes.

“LOC Agent Bank”: The meaning specified in the definition of the term Letter of Credit Reimbursement Obligation.

~~“ London Banking Day”: A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.~~

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants during each reporting period (but not more frequently than quarterly), whether or not such borrower has taken any specified action; provided that a covenant that otherwise satisfies the definition hereof and only applies when amounts are outstanding under the related loan shall be a Maintenance Covenant.

“Majority”: With respect to any Class or Classes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Securities of such Class or Classes.

“Management Fee”: The Base Management Fee, the Subordinated Management Fee and the Incentive Management Fee.

“Manager Securities”: As of any date of determination, (a) all Securities held on such date by
(i)    the Collateral Manager, (ii) any Affiliate of the Collateral Manager, or (iii) any account, fund, client or portfolio managed or advised on a discretionary basis by the Collateral Manager or any of its Affiliates and (b) all Securities as to which economic exposure is held on such date (whether through any derivative financial transaction or otherwise) by any Person identified in the foregoing clause (a).

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System, including any debt security which is by its terms convertible into Margin Stock.

“Market Replacement Reference Rate”: The reference rate and, if applicable, the methodology for calculating such base rate (which in all cases may include a Reference Rate Modifier recognized or acknowledged by the Loan Syndications and Trading Association®) determined by the Collateral Manager (in its commercially reasonable discretion) based on (1) the rate recognized as a replacement for ~~LIBOR~~the Term SOFR Rate in the leveraged loan market by the Alternative Reference Rates Committee convened by the Federal Reserve (which may be in the form of a press release, a member announcement, a member advice, a letter, protocol, publication of standard terms or other writing), (2) the rate acknowledged as a standard replacement in the leveraged loan market for ~~LIBOR~~the Term SOFR Rate by the Loan Syndications and Trading Association® (which may be in the form of a press release, a member announcement, a member advice, a letter, protocol, publication of standard terms or other writing) or (3) the rate that is consistent with the reference rate being used in at least 50% (by principal amount) of (x) the quarterly pay Floating Rate Obligations included in the Assets or (y)

the floating rate securities issued in the new-issue collateralized loan obligation market in the prior month that bear interest based on a base rate other than ~~LIBOR~~the Term SOFR Rate.
“Market Value”: With respect to any Loans or other Assets, the amount (determined by the Collateral Manager) equal to the product of the principal amount thereof and the price determined in the following manner:

(i)    the bid price determined by the Loan Pricing Corporation, Markit Group Limited, Loan X Mark-It Partners, FT Interactive, Bridge Information Systems, KDP, IDC, Bank of America High Yield Index, Interactive Data Pricing and Reference Data, Inc., Pricing Direct Inc., S&P Security Evaluations Service, Thompson Reuters Pricing Service, TradeWeb Markets LLC or any other nationally recognized loan or bond pricing service selected by the Collateral Manager (with notice to the Rating Agencies); or

(ii)    if a price described in clause (i) is not available,

(A)    the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent from each other and the Issuer and the Collateral Manager;

(B)    if only two such bids can be obtained, the lower of the bid prices of such two bids; or

(C)    if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, the bid price of such bid; provided that the aggregate principal balance of Collateral Obligations held by the Issuer at any one time with Market Values determined pursuant to this clause (ii)(C) may not exceed 5% of the Collateral Principal Amount; or

(iii)    if a price described in clause (i) or (ii) is not available, then the Market Value of an asset will be the lower of (x) 70% of the notional amount of such asset, (y) the price at which the Collateral Manager reasonably believes such asset could be sold in the market within 30 days, as certified by the Collateral Manager to the Trustee and determined by the Collateral Manager consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided, however, that, if the Collateral Manager is not a registered investment adviser (or, relying adviser) under the Advisers Act, the Market Value of any such asset may not be determined in accordance with this clause (iii)(y) for more than 30 days; and (z) solely if such asset either was purchased within the three preceding months or was previously assigned a Market Value within the three preceding months in accordance with clause (i) or (ii), either (A) if such asset was purchased within the three preceding months, its purchase price or (B) otherwise, the last Market Value that was assigned to it; or

“Record Date”: With respect to the Global Notes, the date one day prior to the applicable Payment Date and, with respect to the Certificated Notes, the last Business Day of the month preceding the applicable Payment Date.

“Redemption Date”: Any Business Day specified for a redemption of Securities pursuant to Article IX.

“Redemption Price”: (a) For each Class of Rated Notes to be redeemed or re-priced (x) 100% of the Aggregate Outstanding Amount of such Class, plus (y) accrued and unpaid interest thereon (including interest on any accrued and unpaid Deferred Interest, in the case of the Deferred Interest Notes) to the Redemption Date or Re-Pricing Redemption Date, as applicable, and
(b) for each Preferred Interest and Reinvesting Holder Note, its proportional share (based on the Aggregate Outstanding Amount of the Preferred Interests or Reinvesting Holder Notes, as applicable) of the portion of the proceeds of the remaining Assets (after giving effect to the Optional Redemption or Tax Redemption of the Rated Notes in whole or after all of the Rated Notes have been repaid in full, payment in full of (and/or creation of a reserve for) all expenses (including all Management Fees and Administrative Expenses) of the Issuer) and payment of all other amounts senior to such Securities that is distributable to the Preferred Interests or Reinvesting Holder Notes, as applicable, in accordance with the Priority of Payments; provided that Holders of 100% of the Aggregate Outstanding Amount of any Class of Rated Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Rated Notes in any Optional Redemption (including a Refinancing) in which all Outstanding Classes of Rated Notes will be redeemed.

“Reference Rate”: With respect to the Rated Notes, the greater of (a) zero and (b)(i) ~~LIBOR~~the Term SOFR Rate plus the Term SOFR Adjustment, or (ii) the ~~Alternative~~alternative Reference Rate adopted in a Reference Rate Amendment. With respect to the Collateral Obligations, the reference rate applicable to such Collateral Obligations calculated in accordance with the related Underlying Instruments.

“Reference Rate Amendment”: A supplemental indenture to modify the Reference Rate.

“Reference Rate Modifier”: A modifier applied to a reference rate in order to cause such rate to be comparable to ~~LIBOR~~the Reference Rate, which may include an addition to or subtraction from such unadjusted rate.

“Refinancing”: The meaning specified in Section 9.2(d). “Refinancing Proceeds”: The Cash proceeds from the Refinancing.
“Register” and “Registrar”: The respective meanings specified in Section 2.5(a).

“Registered”: In registered form for U.S. federal income tax purposes and issued after July 18, 1984, provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Regulation S”: Regulation S under the Securities Act.

obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (c) shall not apply with respect to a Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of indebtedness owing to third parties).

“Secured Obligations”: The meaning specified in the Granting Clauses. “Secured Parties”: The meaning specified in the Granting Clauses.
“Securities”:    The Rated Notes, the Reinvesting Holder Notes and the Preferred Interests, collectively.

“Securities Act”: The United States Securities Act of 1933, as amended. “Securities Intermediary”: As defined in Section 8-102(a)(14) of the UCC.
“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Selling Institution Collateral”: The meaning specified in Section 10.4.

“Senior Secured Bond”: Any obligation that: (a) constitutes borrowed money, (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan, a Senior Secured Floating Rate Note or a Participation Interest), (c) is not secured solely by common stock or other equity interests, (d) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations and (e) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such obligation.

“Senior Secured Floating Rate Note”: Any obligation that: (a) constitutes borrowed money,
(b) is in the form of, or represented by, a bond, note (other than any note evidencing a Loan), certificated debt security or other debt security, (c) is expressly stated to bear interest ~~based upon a London interbank offered rate~~at a spread over an index based on the Term SOFR Reference Rate for Dollar deposits in Europe or a relevant reference bank’s published base rate or prime rate for Dollar-denominated obligations in the United States or the United Kingdom,
(d) does not constitute, and is not secured by, Margin Stock, (e) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations and (f) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such obligation.

“Senior Secured Loan”: Any assignment of, or Participation Interest in, a Loan (other than a First Lien Last Out Loan) that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (other than with respect to a Senior Working Capital Facility, if any, or trade claims, capitalized leases or similar obligations); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Loan, which security interest or lien is subject to customary liens and liens securing a Senior Working Capital Facility, if any; (c) the value of the collateral securing the Loan together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral and (d) is not secured solely or primarily by common stock or other equity interests; provided that, other than for purposes of the S&P Recovery Rate, the limitation set forth in this clause (d) shall not apply with respect to a Loan made to an obligor that is secured solely or primarily by the stock of, or other equity interests in, such obligor or one or more of its subsidiaries to the extent that either (1) in the Collateral Manager’s judgment, the applicable Underlying Instruments of such Loan limit the activities of such obligor or such subsidiary, as applicable, in such a manner so as to provide a reasonable expectation that (x) cash flows from such obligor or from such subsidiary and such obligor, as applicable, are sufficient to provide debt service on such Loan and (y) assets of such obligor or of such subsidiary and such obligor, as applicable, would be available to repay principal of and interest on such Loan in the event of the enforcement of such Underlying Instruments or (2) the granting by such obligor or any such subsidiary of a lien on its own property (whether to secure such Loan or to secure any other similar type of indebtedness owing to third parties) would violate laws or regulations applicable to such obligor or to such subsidiary.

“Senior Unsecured Bond”: Any unsecured obligation that: (a) constitutes borrowed money,
(b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan or Participation Interest) and (c) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations.

“Senior Working Capital Facility”: With respect to a Loan, a working capital facility incurred by the obligor of such Loan; provided that the outstanding principal balance and unfunded commitments of such working capital facility do not exceed 20% of the sum of (x) the outstanding principal balance and unfunded commitments of such working capital facility, plus
(y)    the outstanding principal balance of the Loan, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such obligor that is pari passu with such Loan.

“ SIFMA Website”: The internet website of the Securities Industry and Financial Markets Association, currently located at https://www.sifma.org/resources/general/holidayschedule, or such successor website as identified by the Collateral Manager to the Trustee and the Calculation Agent.

“Similar Laws”: Local, state, federal or non-U.S. laws that are substantially similar to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

“ SOFR”: With respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York' s Website.

“Sole Equity Owner”: A person who is treated for U.S. federal income tax purposes as the sole owner of the Preferred Interests, the Reinvesting Holder Notes and the other securities that are treated as equity of the Issuer for U.S. federal income tax purposes.

“Solvency II”: Article 135(2) of European Union Directive 2009/138/EC, as amended from time to time.

“Solvency II Level 2 Regulation”: Article 254 of European Union Commission Delegated Regulation (EU) 2015/35 supplementing Solvency II, as amended from time to time.

“Solvency II Retention Requirements”: Solvency II, as supplemented by the Solvency II Level 2 Regulation, together with any implementing or delegated regulations, technical standards and guidance related thereto as may be adopted, amended, replaced or supplemented from time to time, provided that any reference to the Solvency II Retention Requirements shall be deemed to include any successor or replacement provisions of Solvency II or the Solvency II Level 2 Regulation (without prejudice to the availability and benefit of any grandfathering arrangements that are implemented in connection with the successor or replacement provisions in respect of securitisations issued or closed prior to the relevant provisions becoming effective).

“Special Petition Expenses”: Petition Expenses in an amount up to U.S.$250,000 in the aggregate (such limit to be in effect throughout the transaction and until the dissolution of the Issuer).

“Special Priority of Payments”: The meaning specified in Section 11.1(a)(iii). “Special Redemption”: The meaning specified in Section 9.6.
“Special Redemption Date”: The meaning specified in Section 9.6.

“Specified Amendment”: With respect to any Carlyle Collateral Obligation, any amendment, waiver or modification which would:

(a)    modify the amortization schedule with respect to such Carlyle Collateral Obligation in a manner that (i) reduces the dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) U.S.$250,000,
(ii)    postpones any Scheduled Distribution by more than two payment periods or
(iii)    causes the Weighted Average Life of the applicable Carlyle Collateral Obligation to increase by more than 25%;

Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations) and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred or (ii) any jurisdiction imposes net income, profits or similar Tax on the Issuer.

“Tax Jurisdiction”: (a) A sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including but not limited to the Bahamas, Bermuda, the British Virgin Islands, the U.S. Virgin Islands, Jersey, Singapore, the Cayman Islands, St. Maarten, the Channel Islands, the Netherlands Antilles and Curaçao) and (b) any other jurisdiction as may be designated a Tax Jurisdiction by the Collateral Manager with notice to S&P from time to time.

“Tax Matters Partner”: The meaning specified in Section 7.17(g)(ii). “Tax Redemption”: The meaning specified in Section 9.3(a).
“Temporary Global Note”: Any Note sold in an “offshore transaction” to non-“U.S. persons” (each as defined in Regulation S) in reliance on Regulation S and issued in the form of a Temporary Global Note as specified in Section 2.2(c) in definitive, fully registered form without interest coupons substantially set forth in the applicable Exhibit A hereto.

“ Term SOFR Adjustment” : The spread adjustment of 0.26161% (26.161 basis points).

“ Term SOFR Administrator”: CME Group Benchmark Administration Limited, or a successor administrator of the Term SOFR Reference Rate selected by the Collateral Manager with notice to the Trustee and the Collateral Administrator.

“ Term SOFR Rate”: The Term SOFR Reference Rate for the Index Maturity, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. (New York City time) on any Interest Determination Date the Term SOFR Reference Rate for the Index Maturity has not been published by the Term SOFR Administrator, then the Term SOFR Rate will be (x) the Term SOFR Reference Rate for the Index Maturity as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Index Maturity was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (y) if the Term SOFR Reference Rate cannot be determined in accordance with clause (x) of this proviso, the Term SOFR Rate shall be the Term SOFR Reference Rate as determined in the previous Interest Determination Date. When used in the definitions of Aggregate Excess Funded Spread and Aggregate Funded Spread, if the Term SOFR Rate with respect to the Notes would be a rate less than zero, the Term SOFR Rate with respect to the Notes for such period shall be zero.

“ Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.

“Transfer Certificate”: A duly executed certificate substantially in the form of the applicable Exhibit B.

“Transfer Deposit Amount”: On any date of determination with respect to any Carlyle Collateral Obligation, an amount equal to the sum of the outstanding principal balance of such Carlyle Collateral Obligation, together with accrued interest thereon through such date of determination.

“Treasury Regulations”: The regulations promulgated under the Code.

“Trust Officer”: When used with respect to the Trustee, any Officer within the Corporate Trust Office (or any successor group of the Trustee) including any Officer to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

“Trustee”: As defined in the first sentence of this Indenture.

“Trustee’s Website”: The Trustee’s internet website, which shall initially be located at www.mystatestreet.com, or such other address as the Trustee may provide to the Issuer, the Collateral Manager and the Rating Agencies.

“UCC”: The Uniform Commercial Code, as in effect from time to time in the State of New York.

“Uncertificated Security”: The meaning specified in Article 8 of the UCC.

“Underlying Instrument”: The indenture or other agreement pursuant to which an Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unsecured Loan”: A senior unsecured Loan which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor under such Loan.

“ U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the SIFMA Website.

“U.S. Person” and “U.S. person”: The meanings specified in Section 7701(a)(30) of the Code or in Regulation S, as the context requires.

“U.S. Retention Requirements”: The credit risk retention requirements under Section 15G of the Exchange Act and the applicable rules and regulations.

(b)    The Notes shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Prior to the First Refinancing:

Notes

Designation	Class A-1A Notes	Class A-1B Notes	Class A-1C Notes	Class A-2 Notes
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Fixed Rate	Senior Secured Floating Rate
Initial Principal Amount (U.S.$)	$160,000,000	$40,000,000	$27,000,000	$46,000,000
Expected Moody’s Initial Rating	“ Aaa(sf)”	“ Aaa(sf)”	“ Aaa(sf)”	“ Aa2(sf)”
Expected Fitch Initial Rating	“ AAAsf”	“ AAAsf”	“ AAAsf”	N/A
Index Maturity	3 month	3 month	N/A	3 month
Interest Rate(1)	LIBOR + 1.85%	(2)	3.75%	LIBOR + 2.70%
Interest Deferrable	No	No	No	No
Stated Maturity (Payment Date)	July 15, 2027	July 15, 2027	July 15, 2027	July 15, 2027
Minimum Denominations (U.S.$) (Integral Multiples)	$1,000,000 ($1)	$1,000,000 ($1)	$1,000,000 ($1)	$1,000,000 ($1)
Priority Class(es)(3)	None	None	None	A-1
Pari Passu Class(es)	A-1B, A-1C	A-1A, A-1C	A-1A, A-1B	None
Junior Class(es)(4)	A-2, Reinvesting Holder, Preferred Interests	A-2, Reinvesting Holder, Preferred Interests	A-2, Reinvesting Holder, Preferred Interests	Reinvesting Holder, Preferred Interests
Listed Notes	Yes	Yes	Yes	Yes

1    Amounts payable to the Fiscal Agent in respect of the Preferred Interests on each Payment Date will consist solely of Excess Interest payable in respect of the Preferred Interests, if any, on such Payment Date as determined on the related Determination Date and payable in accordance with the Priority of Payments and the Fiscal Agency Agreement. The interest rate applicable with respect to any Class of Rated Notes other than the Class A-1 Notes may be reduced in connection with a Re-Pricing of such Class of Rated Notes, subject to the conditions set forth in Section 9.8.

2    The Interest Rate for the Class A-1B Notes will be the LIBOR + 1.75% through the Interest Accrual Period that ends on the Payment Date in July, 2017 and will be the LIBOR + 2.05% thereafter. As used herein prior to the First Refinancing, “LIBOR” shall have the meaning set forth in the Indenture prior to the Second Supplemental Indenture.

3    The Reinvesting Holder Notes will be a Class of Notes and (i) each Reinvesting Holder Note will have an initial principal amount and a Minimum Denomination of zero, (ii) such Notes will not be rated, (iii) such Notes will not bear interest, (iv) such Notes will have the same Stated Maturity as the Rated Notes, (v) such Class will be a Priority Class in respect of the Preferred Interests, and the Preferred Interests will be a Junior Class of Securities in respect of the Reinvesting Holder Notes and (vi) will not be listed.

4    The Preferred Interests will not have a principal balance but will be issued with a notional amount.

After the First Refinancing:

Notes

80

Designation	Class A-1-1-R Notes	Class A-1-2-R Notes	Class A-1-3-R Notes	Class A-2-R Notes	Class B Notes	Class C Notes
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Fixed Rate	Senior Secured Floating Rate	Senior Secured Deferrable Floating Rate	Senior Secured Deferrable Floating Rate

Designation	Class A-1-1-R Notes	Class A-1-2-R Notes	Class A-1-3-R Notes	Class A-2-R Notes	Class B Notes	Class C Notes
Initial Principal Amount (U.S.$)	$234,800,000	$50,000,000	$25,000,000	$66,000,000	$46,400,000	$27,000,000
Expected S&P Initial Rating	“ AAA (sf)”	“ AAA (sf)”	“ AAA (sf)”	“ AA (sf)”	“ A (sf)”	“ BBB- (sf)”
Expected Fitch Initial Rating	“ AAAsf”	“ AAAsf”	“ AAAsf”	N/A	N/A	N/A
Index Maturity	3 month	3 month	N/A	3 month	3 month	3 month
Interest Rate(1)(2)	The Reference Rate + 1.55%	(3)	4.56%	The Reference Rate + 2.20%	The Reference Rate + 3.15%	The Reference Rate + 4.00%
Interest Deferrable	No	No	No	No	Yes	Yes
Re-Pricing Eligible	No	Yes	Yes	Yes	Yes	Yes
Stated Maturity (Payment Date in)	October 2031	October 2031	October 2031	October 2031	October 2031	October 2031
Minimum Denominations (U.S.$) (Integral Multiples)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)
Priority Class(es)	None	None	None	A-1	A-1, A-2	A-1, A-2, B
Pari Passu Class(es)	A-1-2-R, A-1-3-R	A-1-1-R, A-1-3-R	A-1-1-R, A-1-2-R	None	None	None
Junior Class(es)(4)	A-2, B, C, Reinvesting Holder, Preferred Interests	A-2, B, C, Reinvesting Holder, Preferred Interests	A-2, B, C, Reinvesting Holder, Preferred Interests	B, C, Reinvesting Holder, Preferred Interests	C, Reinvesting Holder, Preferred Interests	Reinvesting Holder, Preferred Interests
Listed Notes	No	No	No	No	No	No

1    The Reference Rate will be determined as set forth in Section 7.16. The Reference Rate will ~~initially be LIBOR~~be the Term SOFR Rate plus the Term SOFR Adjustment, but may be changed as set forth in this Indenture. The Interest Rate for each Re-Pricing Eligible Class may be reduced in connection with a Re-Pricing of such Class, subject to the conditions set forth in Section 9.8.

2    The interest rate applicable with respect to any Re-Pricing Eligible Class may be reduced in connection with a Re-Pricing of such Class of Rated Notes, subject to the conditions set forth in Section 9.8. The Preferred Interests do not have a principal balance but have been issued with a notional amount.

3    The Interest Rate for the Class A-1-2-R Notes will be the Reference Rate + 1.48% through the Interest Accrual Period that ends on the Payment Date in October 2020 and will be the Reference Rate + 1.78% thereafter.

4    Amounts payable to the Fiscal Agent in respect of the Preferred Interests on each Payment Date will consist solely of Excess Interest payable in respect of the Preferred Interests, if any, on such Payment Date as determined on the related Determination Date and payable in accordance with the Priority of Payments and the Fiscal Agency Agreement. The Reinvesting Holder Notes are a Class of Notes and (i) each Reinvesting Holder Note has an initial principal amount and a Minimum Denomination of zero, (ii) such Notes are not rated, (iii) such Notes do not bear interest, (iv) such Notes have the same Stated Maturity as the Rated Notes, (v) such Class are a Priority Class in respect of the Preferred Interests, and the Preferred Interests are a Junior Class of Securities in respect of the Reinvesting Holder Notes and (vi) are not listed.

Section 2.4. Execution, Authentication, Delivery and Dating

The Notes shall be executed on behalf of the Issuer by one of its Authorized Officers. The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for

accordance with the definition of the Reference Rate (the “Calculation Agent”). The Issuer hereby appoints the Trustee as the Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b)    The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as possible after 11:00 a.m. ~~London~~New York time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the ~~London Banking~~U.S. Government Securities Business Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest
Rate applicable to each Class of Rated Notes during the related Interest Accrual Period (or, in the case of the first Interest Accrual Period, for the relevant portion thereof) and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Rate Notes and the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, the Collateral Manager, Euroclear, Clearstream and the Irish Stock Exchange by email to rates@ise.ie. The Calculation Agent will also specify to the Issuer the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Issuer (with a copy to the Collateral Manager) before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period (or portion thereof) will (in the absence of manifest error) be final and binding upon all parties.

Section 7.17. Certain Tax Matters

(a)    The Issuer intends to be treated as a pass-through entity for U.S. federal income tax purposes. For so long as all of the Preferred Interests, Reinvesting Holder Notes and any other interests that are treated as equity of the Issuer for U.S. federal income tax purposes are held by the Originator (the “Carlyle Owner”) or any applicable Sole Equity Owner, as the case may be, the Issuer will be disregarded as separate from the Carlyle Owner or such Sole Equity Owner for
U.S. federal income tax purposes. If and when the Preferred Interests, the Reinvesting Holder Notes and any other interests that are treated as equity of the Issuer for U.S. federal income tax purposes are transferred such that those interest are considered held by two or more tax owners for U.S. federal income tax purposes, the Issuer intends to treat itself as a partnership for U.S. tax purposes. Each Holder or beneficial owner of a Note or interest therein, by investing in a Note, is deemed to agree to such treatment.

(b)    The Issuer has not and will not elect to be treated other than as a partnership or disregarded entity for U.S. federal, state or local income or franchise tax purposes and shall make an investment company under the Investment Company Act (other than
Section 3(c)(1) or Section 3(c)(7) thereof), (C) for the Issuer to not otherwise be considered a “covered fund” as defined for purposes of the Volcker Rule or
(D) for the Rated Notes to be permitted to be owned by “banking entities” (as defined in the Volcker Rule) under the Volcker Rule, in each case so long as any such modification or amendment would not have a material adverse effect on any Class of Notes;

(xv)    to make modifications determined by the Collateral Manager to be necessary or advisable (in its commercially reasonable judgment based upon advice of nationally recognized counsel experienced in such matters) in order for any transaction contemplated by this Indenture (including an issuance of additional Notes, a Refinancing or a Re-Pricing) to comply with, or avoid the application of, the U.S. Retention Requirements or the E.U. Retention Requirements; provided, that no amendment or modification effected solely under this clause may modify the definitions of the terms “Redemption Price” or “Non-Call Period”;

(xvi)    to provide administrative procedures and any related modifications of this Indenture (but not a modification of the Reference Rate itself) necessary or advisable in respect of the determination of an Alternative Reference Rate;

(xvii)    to modify the procedures in this Indenture relating to compliance with Rule 17g-5 under the Exchange Act or to permit compliance, or reduce the costs to the Issuer of compliance, with the Dodd-Frank Act and any rules or regulations thereunder applicable to the Issuer, the Collateral Manager or the Securities.

(b)    In addition, the Issuer and the Trustee may enter into supplemental indentures to
(A) evidence any waiver by any Rating Agency of Rating Agency Confirmation required hereunder, (B) conform to ratings criteria and other guidelines relating generally to collateral debt obligations published by any Rating Agency, including any alternative methodology published by any Rating Agency or to remove references to any Rating Agency if such Rating Agency ceases to rate any Notes or (C) effect a Re-Pricing; provided, however, that any supplemental indenture pursuant to this clause (b) that necessitates a modification or waiver in the definition or application of the term “Concentration Limitations” and/or the definitions related to the Concentration Limitations, any Collateral Quality Test, any definition related to the Coverage Tests, the provisions of this Indenture governing Maturity Amendments, or the definitions of “Defaulted Obligation,” “Credit Improved Obligation,” “Credit Risk Obligation” and/or “Collateral Obligation” shall meet the modification requirements in Section 8.2(b).

(c)    Subject only to the requirements of this clause (c), the Collateral Manager may propose a Reference Rate Amendment if, in its reasonable judgment:

(i)    ~~LIBOR~~the Term SOFR Rate is no longer reported or updated on the Reuters screen;

(ii)    a material disruption to ~~LIBOR~~the Term SOFR Rate has occurred or is reasonably likely to occur;

(iii)    a change in the methodology of calculating ~~LIBOR~~the Term SOFR Rate has occurred or is reasonably likely to occur; or

(iv)    at least a majority (based on the par amount) of quarterly pay Floating Rate Obligations included in the Assets rely on reference rates other than ~~LIBOR~~the Term SOFR Rate, determined as of the first day of the Interest Accrual Period during which the Reference Rate Amendment is proposed.

The Issuer and the Trustee shall execute a Reference Rate Amendment (and make related changes advisable or necessary to implement the use of such replacement rate):

(i)    without obtaining the consent of any Holders and without being required to determine whether or not any Class of Securities would be materially and adversely affected thereby if the proposed Alternative Reference Rate is the Market Replacement Reference Rate; provided that in connection with any such Reference Rate Amendment, the Trustee shall be entitled to rely on an Officer’s certificate of the Collateral Manager dated even date therewith stating that such Market Replacement Reference Rate (A) is consistent with standards of the current collateralized loan obligations market and (B) is used, based on reasonable and due inquiry, by other similarly situated collateral managers of like experience for transactions of similar size and collateral composition; or

(ii)    if clause (i) does not apply, with the consent of a Majority of the Preferred Interests, the consent of a Majority of the Controlling Class and Rating Agency Confirmation.

In connection with any Reference Rate Amendment, the Trustee shall be entitled to rely on an Officer’s certificate of the Collateral Manager dated even date therewith stating that such Reference Rate Amendment is not designed to benefit any Class of Securities at the expense of any other Class of Securities in a commercially unreasonable manner.

(d)    Any supplemental indenture entered into for a purpose other than the purposes set forth in this Section 8.1 or for the purposes of a Reset Amendment or a Reference Rate Amendment must be executed pursuant to Section 8.2 with the consent of the percentage of Holders specified therein.

(e)    Reset Amendments are not subject to the sections above and instead are exclusively governed by the provisions set forth in Section 8.7.

(f)    Pari Passu Classes will be treated as a single class except in connection with any supplemental indenture that affects any such Class in a manner that is materially different from the effect of such supplemental indenture on other Classes with which it is pari passu, in which case each such Class will vote only as a separate class; provided that any Pari Passu Classes will always be treated as a single Class in connection with clause (a)(viii) above.

Section 8.2.    Supplemental Indentures With Consent of Holders